UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Stillwater Mining Company

(Name of Registrant as Specified In Its Charter)

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April 8, 2013

Dear Fellow Shareholder:

ENSURE THE CONTINUED SUCCESS OF STILLWATER –

PLEASE VOTE THE WHITE PROXY CARD TODAY

Since 2001, we have transformed Stillwater from a single low-volume, high-cost mine into an integrated set of highly competitive, industry-leading PGM operations and core growth prospects based in Montana. We have managed to accomplish this despite extreme PGM price volatility, critical auto contract expirations, ever deeper and receding mine operations and an ore body weighted 3.4:1 toward lower-priced palladium. Today, the outlook for Stillwater is better than it has ever been and the Company is well positioned to take advantage of extremely favorable PGM market fundamentals at a time when many of our peers face significant operational and financial challenges.

DO NOT HALT THIS POSITIVE MOMENTUM – CLINTON GROUP IS NOT THE ANSWER

We value the opinions of our investors and welcome feedback on a variety of topics, as we have displayed openly in our meetings with many of you over the years. However, in the case of Clinton Group, a hedge fund that only recently acquired just 1.3% of the Company’s outstanding shares, we believe they have a self-serving agenda, do not understand the Company’s business, and pose a significant threat to the value of your investment in Stillwater. They offer no new strategy or detailed operating plan and have made several misguided demands that will, in our view, be value-destructive for Stillwater’s shareholders.

CLINTON GROUP IS A SHORT-TERM FOCUSED TRADER WITH A POOR TRACK RECORD AND

NO RELEVANT MINING EXPERIENCE

According to public filings, Clinton Group’s investment experience in the mining industry includes only a few limited forays, none of them PGM-focused, with an average holding period that suggests a significant short-term bias. Further, despite Clinton Group’s promises, its record in “unlocking value for shareholders” is abysmal.

•	Only holds its investments for nine months on average in all of its threatened or pursued proxy contests

•	Failed to create value in five out of seven situations where it gained board seats

•	Averaged a 33% depreciation in value in the seven situations in which they procured board seats

•	Had no publicly disclosed PGM investments prior to Stillwater

Indeed, Clinton Group failed to create value for itself or other shareholders in four out of six situations where it gained board seats. At Digital Generation, Clinton Group lost 41% for shareholders; at Dillard’s, Clinton Group lost 77% for shareholders; Lenox Group lost an astounding 99% of shareholder value during Clinton Group’s activism; and Nutrisystem has dropped 26% since Clinton Group’s involvement.1

[1]	Source: 13D Monitor, Capital IQ, Company filings, and FactSet as of 4/1/2013. At Nutrisystem, proxy fight was avoided based on a settlement reached to add an independent director. Returns calculated from first public filing to best available exit date or 4/1/13.

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CLINTON GROUP HAS PUT FORTH A SLATE OF UNQUALIFIED NOMINEES

WITH QUESTIONABLE SKILLS AND BACKGROUNDS

Equally as worrisome as Clinton Group’s poor track record of value creation are the issues associated with their slate of hand-picked nominees. Clinton Group’s slate is not qualified to oversee a U.S. public company, nor are they qualified to oversee complex, PGM underground mining operations.

•	Seven of Clinton Group’s eight nominees have NO direct PGM experience

•	Seven of Clinton Group’s eight nominees have NEVER served on a U.S. public company Board

Furthermore, each of their nominees brings to bear significant concerns regarding the adequacy of their qualifications and experience, which in turn raises serious doubts as to the suitability of Clinton’s hand-picked slate.

Brian Schweitzer – It is peculiar that Mr. Schweitzer was a staunch supporter of Stillwater while he was in office, but then only weeks after he stepped down, aligned himself with the Clinton Group seeking to disrupt our progress and growth in Montana. Furthermore, we find it unconscionable that he can repeatedly make inaccurate and inflammatory statements regarding Stillwater’s focus in, and commitment to, its Montana operations and still purport to be a viable nominee for Stillwater’s shareholders. Mr. Schweitzer would have you believe we have taken our eye off Montana. Nothing could be further from the truth. (1) 98% of our workforce is based in Montana, (2) in conjunction with our expanding operations, we have grown our Montana-based workforce 21% in the past two years and plan to increase it another 9% by the end of 2013, and (3) we continue to allocate the overwhelming majority of our capital expenditures to our Montana operations and growth projects (i.e., 87% of our 2013 capital spending budget).

Charles R. Engles – Dr. Engles abruptly tendered his resignation as Chairman and CEO of Stillwater in 1997 at a time when the Company struggled as a low-volume, high-cost producer with no clear strategy for future growth or development in Montana. We believe our shareholders should question Dr. Engles regarding his track record at Stillwater and ask him to publicly discuss the reasons for his abrupt resignation. Since then, Dr. Engles has been involved in a number of failed ventures with questionable oversight, including Sundance Homes, Catalytic Solutions and Cutanix Corporation. Furthermore, Dr Engles has been out of the mining industry in any meaningful capacity for 15-plus years.

John DeMichiei – Mr. DeMichiei may be a coal mining professional, but he has no PGM or related hard-rock mining experience and his track record at coal producer Signal Peak Energy raises serious questions and concerns. Under his leadership, Signal Peak has had significant labor, safety and environmental issues. For example, Mr. DeMichiei took coercive action and threatened employees with loss of wages and benefits when they joined a union. Signal Peak’s Bull Mountain mine reported seven roof falls between 2009 and 2012, compared to just one between 2003 and 2008, before Signal Peak took over the mine. Furthermore, members of the Montana Board of Environmental Review have recently cited “revisiting violations by Signal Peak on a repeated basis” and Signal Peak’s “historic” environmental issues. Separately, there appear to be material inconsistencies in Mr. DeMichiei’s academic and employment record. He claims to have a Bachelor of Science in Mining Engineering from the University of Pittsburgh. The University of Pittsburgh could only confirm attendance for one year, with no record of a degree. Mr. DeMichiei also claims to have a Masters of Business Administration from American University. American University was only able to confirm a Masters of Public Administration.

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Michael McMullen – Mr. McMullen’s primary experience appears to be limited to early-stage, non-producing and highly-speculative exploration and development companies. He has no leadership experience at a sizeable producing precious metals mining company like Stillwater. Furthermore, for some reason, he has excluded in his bio his involvement in West African Resources, which is an early stage gold explorer in Burkina Faso.

Patrice E. Merrin – Ms. Merrin was previously banned from the U.S. for a period of time as a result of violations of the Helms-Burton Act. Ms. Merrin engaged in the violations while an executive at the Sherritt Corporation. The Sherritt Corporation jointly owns a zinc mine in Cuba with the Cuban government, which had seized the mine from Freeport McMoRan, a U.S. company, after Fidel Castro came to power.

Michael McNamara – Mr. McNamara has less than 10 years of work experience as a financial analyst, has been unemployed for the last three years, and has had no mining, corporate management or public company board experience whatsoever. Mr. McNamara is extremely unqualified to serve on any public company Board.

Seth E. Gardner – Mr. Gardner is another board nominee with extremely limited experience. He does not appear to have any corporate management experience of any kind and his board experience is limited to Cerberus portfolio companies.

Gregory P. Taxin – Mr. Taxin has no prior investment experience in the PGM industry and little experience in mining. Furthermore, his track record and qualifications as an investor are poor, aside from taking aim at a wide variety of companies in various industries and very publicly announcing change is needed. We believe this is reflective of his short-term focus on investing and lack of understanding the fundamental drivers of businesses he invests in. Ultimately, his poor track record in other activist situations – where in many cases he caused significant value erosion due to ineffective and misguided recommendations – speaks for itself.

CLINTON GROUP CONTINUES TO SHOW A LACK OF UNDERSTANDING OF

STILLWATER’S HISTORY AND BUSINESS

CLINTON GROUP SAYS	THE FACTS
Clinton Group would like Stillwater shareholders to believe that Norilsk had operating control over Stillwater.	•	The Stillwater-Norilsk transaction was a marketing transaction, not a control transaction.
	•	Norilsk’s passive management role is made abundantly clear in the publicly filed shareholder agreement that governed the relationship.
	•	Norilsk had no control over the operations or budget of the Company other than appointing Directors, fully independent of Norilsk, to constitute a majority of the Board.
	•	Importantly, several excellent independent directors Norilsk had nominated continue to serve on Stillwater’s Board today.

Clinton Group criticizes the convertible debt offering that Stillwater announced in October of 2012.	•	The convertible debt offering was necessary, well-structured and low-cost.
	•	$167 million has already been used to retire existing debt, and the remaining $220 million positions the Company to aggressively pursue Montana growth regardless of PGM pricing volatility.
	•	The offering provides Stillwater a low-coupon piece of paper, the principal of which can ultimately be repaid in cash, i.e. no shareholder dilution.

STILLWATER’S BOARD OF DIRECTORS ARE HIGHLY QUALIFIED

AND SERVING YOUR BEST INTERESTS

Stillwater’s skilled and experienced director nominees are clearly best suited to leverage the positive turnaround in palladium’s fundamentals and continue building Stillwater as a leading PGM company. Our Directors have experience in PGM, open-pit and underground mining, finance, operations, and project development. The Board has proactively pursued candidates with complementing existing skillsets on the Board and recently added two new Directors. They are committed to the development of the company’s PGM operations and growth programs and creating value for ALL Stillwater shareholders. More detail on each of our Directors is available in our 2013 proxy statement.

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THE CHOICE IS CLEAR – VOTE FOR THE STILLWATER NOMINEES

ON THE WHITE PROXY CARD TODAY

Protect the value of your investment. To support your Company’s nominees, who are committed to looking after the best interests of ALL Stillwater shareholders, please use your WHITE proxy card to vote TODAY—by telephone, over the Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. You are urged to discard any green proxy card sent to you by Clinton Group. Even a protest vote against Clinton Group’s nominees on Clinton Group’s green proxy card will cancel any previous proxy submitted by you in favor of Stillwater. Please vote only the WHITE proxy card.

We appreciate all the positive feedback we have received from our shareholders, and thank you for your support.

Best regards,

Francis R. McAllister

Chairman and Chief Executive Officer

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you would like to obtain copies of the Company’s proxy materials or have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 825-8906

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to vote using any green proxy card sent to you by the Clinton Group, as doing so will revoke your vote on the WHITE proxy card.

Some statements contained in this letter are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “projects”, “estimates,” “forecast,” “guidance,” or similar expressions. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates, permitting, financing needs, the terms of future credit facilities and capital expenditures, increases in processing capacity, cost reduction measures, safety, timing for engineering studies, and environmental permitting and compliance, litigation, labor matters and the palladium and platinum market. Additional information regarding factors, which could cause results to differ materially from management’s expectations, is found in the section entitled “Risk Factors” in the Company’s 2012 Annual Report on Form 10-K and in subsequent filings with the United States Securities & Exchange Commission. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

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Supplement to Proxy Statement

of

Stillwater Mining Company

The following supplements the definitive proxy statement dated March 20, 2013 (the “Proxy Statement”) filed on Schedule 14A by Stillwater Mining Company (“Stillwater,” “we,” “our,” or the “Company”) and mailed to Stillwater’s shareholders on or about March 20, 2013 in connection with the annual meeting of Stillwater’s shareholders to be held on May 2, 2013.

Except as described in this document, the information provided in the Proxy Statement continues to apply and this supplement should be read in conjunction with the Proxy Statement. To the extent the following information differs from, updates or conflicts with information contained in the Proxy Statement, the supplemental information below is more current. If you need another copy of the Proxy Statement, please contact Innisfree M&A Incorporated, the Company’s proxy solicitor assisting us in connection with the upcoming annual meeting. To contact Innisfree, shareholders may call toll–free at (877) 825–8906.

Supplemental Disclosures

As described in the Proxy Statement, under the heading “Certain Potential Adverse Consequences of Threatened Proxy Contest”, the agreements governing the Company’s 1.875% Convertible Notes due 2028 and 1.75% Senior Notes due 2032 (collectively, the “Notes”) contain “change in control” provisions. These change in control provisions are triggered (and the Company may be required to make an offer to repurchase all of the outstanding Notes) if, among other things, a majority of the directors on the Board consist of new directors whose election was not approved by the vote of a majority of the Company’s current directors.

After considering various factors (specifically, a recent case Gerald Kallick v. Sandridge Energy, Inc., et al. C.A. No. 8182-CS (Del. Ch. Mar. 8, 2013)) and consultation with Company counsel, even though the Company’s Board of Directors does not believe it to be in the best interests of the Company and its shareholders to vote for and elect any of the Clinton Group’s nominees, the Company’s Board of Directors has determined to approve, solely and specifically for the purposes of the change in control provisions in the Notes, and NOT for purposes of endorsing or otherwise supporting the election of, the Clinton Group’s nominees. As a result of the Board of Directors’ approval of the Clinton Group’s nominees for this limited purpose, the Company believes the election of four or more such nominees will not trigger the change in control provisions under the terms of the Notes (provided that the Company’s Board of Directors unanimously recommends that shareholders vote for all of the Board’s nominees).

On April 4, 2013, a putative derivative and class action complaint was filed by a purported shareholder in the United States District Court for the District of Montana, Billings Division, captioned Jurgelewicz v. McAllister, et al., Case 1:13-cv-00047-RFC. The complaint names the board of directors as defendants and the Company as nominal defendant. The complaint asserts derivative claims for breach of fiduciary duty, waste and unjust enrichment against certain members of the Board, alleging that those defendants violated the Company’s 2004 Equity Incentive Plan, which limits awards to 250,000 shares per year to any individual, by awarding

Mr. McAllister a grant of 337,447 restricted stock units in 2010 and a grant of 267,512 restricted stock units in 2012. Plaintiff also asserts against the Board class action claims for violation of the fiduciary duty of candor and violations of § 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, alleging that the Proxy Statement is false and misleading because it fails to disclose that the Board violated the 2004 Equity Incentive Plan in 2010 and 2012. Among other remedies, plaintiff seeks a declaration that the awards granted to Mr. McAllister in 2010 and 2012 allegedly in excess of the applicable annual limit were ultra vires and void; rescission of the alleged excess grants; damages; an injunction against the 2013 Annual Meeting until corrective action is taken; and an order directing the Company to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable laws and policies.

The Company strongly disagrees with the legal position taken by and allegations made by the plaintiffs and believes this lawsuit is without merit as the limitation in the 2004 Equity Incentive Plan derives from Section 162(m) of the Internal Revenue Code, which was not relevant in respect of these awards. However in light of the litigation described above and the legal uncertainty relating to the 2010 and 2012 restricted stock unit award grants to Mr. McAllister in excess of the 250,000 share annual limit set forth in the Company’s 2004 Equity Incentive Plan, on April 6, 2013 the Company’s Compensation Committee and Mr. McAllister in order to avoid unnecessary legal expenses and the potential distraction of litigation (which in each case the members of the Compensation Committee and Mr. McAllister believe would not be in the best interests of the Company’s shareholders) agreed to rescind each of such awards to the extent of the excess of the award over the 250,000 share limit set forth in the plan. To that end (i) Mr. McAllister will pay back to the Company 87,447 shares received in respect of his 2010 restricted stock unit award and (ii) Mr. McAllister’s 2012 restricted stock unit award (with respect to service in 2011) shall be reduced by 17,512 restricted stock units. In addition, although not subject to the foregoing litigation, consistent with the Compensation Committee’s decision on April 6, 2013, on April 9, 2013, the Compensation Committee and Mr. McAllister agreed that 82,000 shares in respect of his 2009 restricted stock unit award of 332,000 will also be rescinded.

The updated table entitled “Three-Year History of Performance Restricted Stock Unit Opportunity and Grant Value” from the Compensation Discussion and Analysis section (and accompanying footnotes) and the updated tables entitled “Summary Compensation Table”, “Grants of Plan Based Awards” and “2012 Outstanding Equity Awards At Fiscal Year End” (and accompanying footnotes) reflecting the foregoing changes are set forth below and supersede and replace such tables and accompanying footnotes appearing on pages 31, 36 and 37 of our proxy statement:

Three-Year History of Performance Restricted Stock Unit Opportunity and Grant Value
Performance Year	Grant Year (1)	LTI Scorecard Result (% Target)	Named Executive Officer	Target LTI Opportunity		Earned Value (2)
				% Salary	$	$		% of Target	Grant Value (3)
2012	2013	120%	F. McAllister	300%	$2,151,000	$2,581,610		120%	$3,075,520
			G. Wing	140%	$490,000	$588,091		120%	$700,603
			T. Ackerman	100%	$300,000	$360,057		120%	$428,942
			K. Shiell	100%	$295,000	$354,051		120%	$421,787
2011	2012	111%	F. McAllister	400%	$2,732,000	$2,834,000	(5)	111%	$3,365,000	(5)
			G. Wing	140%	$462,000	$512,818		111%	$608,903
			J. Stark	150%	$547,500	$607,723		111%	$721,591
			T. Ackerman	100%	$275,000	$305,244		111%	$362,437
			K. Shiell	100%	$235,000	$260,853		111%	$309,728
2010	2011	63%	F. McAllister	400%	$2,600,000	$1,638,007		63%	$1,974,159
			G. Wing	140%	$422,800	$266,368		63%	$321,032
			J. Stark	150%	$499,500	$314,689		63%	$379,269
			T. Ackerman	100%	$255,000	$160,651		63%	$193,619
			K. Shiell (4)	100%	$235,000	$148,042		63%	$178,423

(1)	Grants are made in February of each year based on the prior year LTI scorecard results.

(2)	90-day trailing average through the date the Compensation Committee approves the payout result. The grant date value is the actual compensation expense recognized by the Company based on the closing stock price on the grant date.
(3)	Grant values for the 2010 performance year exclude a one-time special restricted stock award for the Marathon project. Value shown represents the restricted stock award earned for the 2010 LTI scorecard.
(4)	Mr. Shiell’s LTI Bonus was based on his 2011 Base Salary rather than his 2010 Base Salary.
(5)	The prior disclosure shows an earned value of $3,032,516 and a grant value of $3,600,712 for Francis R. McAllister’s 2012 restricted stock unit award with respect to the 2011 performance year. The values in the table above reflect the rescission of a portion of Mr. McAllister’s 2012 restricted stock unit award, as described above.

2012 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by, awarded to or paid by us to each of our NEOs during 2010, 2011 and 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1) (2) ($)	Bonus (3) ($)	Stock Awards (4) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (5) ($)	Total ($)
Francis R. McAllister	2012	717,000	75,316	3,365,000	(6)		638,684	89,548	4,885,548	(6)
Chairman of the Board and	2011	683,000	70,882	4,301,245			510,118	65,531	5,630,776
Chief Executive Officer	2010	650,000	31,900	2,937,750	(6)		287,100	63,379	3,970,129
Gregory A. Wing	2012	350,000	26,266	608,903			222,734	10,055	1,217,958
Vice President and	2011	330,000	19,642	716,645			141,358	9,690	1,217,335
Chief Financial Officer	2010	302,000	8,500	644,723			76,500	9,316	1,041,039
John R. Stark (7)	2012	260,946	0	529,126			0	653,918	1,443,990
Executive Vice President,	2011	365,000	27,084	844,691			194,916	43,879	1,475,570
General Counsel, Chief Commercial Officer	2010	333,000	11,700	762,270			105,300	45,882	1,258,152
Terrell I. Ackerman	2012	300,000	18,038	362,437			152,962	45,805	879,242
Vice President of Corporate	2011	275,000	16,348	373,968			117,652	31,600	814,568
Development	2010	255,000	7,100	387,057			63,900	35,501	748,558
Kevin G. Shiell	2012	295,000	17,722	309,728			150,278	48,850	821,578
Vice President of Mining	2011	235,000	13,908	341,325			100,092	26,131	716,456
Operations	2010	189,167	6,600	45,995			59,400	20,054	321,216

(1)	Amounts include non-qualified plan deferrals of $130,000, $136,600 and $143,400 for Francis R. McAllister, $19,980, $28,920 and $39,127 for John R. Stark, $15,300, $27,500 and $30,000 for Terrell I. Ackerman and $0, $0, $5,900 for Kevin G. Shiell for 2010, 2011 and 2012, respectively.

(2)	Amounts include December deferrals not transferred until January of the following year of $5,417, $5,692 and $5,975 for Francis R. McAllister, and $833, $913 and $0 for John R. Stark, $638, $1,146 and $1,250 for Terrell I. Ackerman and $0, $0 and $246 for Kevin G. Shiell for 2010, 2011 and 2012 respectively.
(3)	Reflects amounts payable pursuant to our Short-Term Incentive Program, as discussed more fully in the “Compensation Discussion and Analysis” above. The discretionary portion is reflected in the “Bonus” column, while the amounts reflected in the “Non-Equity Incentive Plan Compensation” column are pursuant to the formula based portion. In 2010 a 10% discretionary portion was calculated, in 2011 a 12.2% discretionary portion was calculated and in 2012 a 15% discretionary portion was calculated.
(4)	Represents the grant date fair value of performance restricted stock units awarded to each NEO in 2010, 2011 and 2012 in respect of performance in 2009, 2010 and 2011, respectively, computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of awards made in 2010, 2011 and 2012 are detailed in our quarterly reports on Form 10-Q filed in 2010, 2011 and 2012, respectively.
(5)	The amounts in the “All Other Compensation” column for 2012 are detailed below:

	Excess Life Insurance Premium	401k Match	409A Match	Vehicle	Retirement Payment	Total
Francis R. McAllister	6,180	20,000	51,896	11,472	—	89,548
Gregory A. Wing	5,095	—	—	4,960	—	10,055
John R. Stark	3,749	20,000	23,514	7,649	599,006	653,918
Terrell I. Ackerman	2,795	20,000	14,720	8,290	—	45,805
Kevin G. Shiell	2,683	20,000	12,720	13,447	—	48,850

(6)	The prior disclosure shows the grant date fair value of performance restricted stock units awarded to Francis R. McAllister in 2010 and 2012 to be equal to $3,965,002 and $3,600,712, respectively. The values in the table above reflect the rescission of the certain portions of Mr. McAllister’s 2010 and 2012 restricted stock unit awards, as described above.
(7)	John R. Stark retired from the Company on September 4, 2012.

2012 GRANTS OF PLAN BASED AWARDS

The following table sets forth the grants of plan-based awards made in 2012 to each of our NEOs.

GRANTS OF PLAN BASED AWARDS

Name		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
	Grant Date (4)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units (#) (4)	Awards ($) (5)
Francis R. McAllister	2/17/2012	250,950	501,900	1,003,800	1,075,500	2,151,000	3,226,500	250,000	3,365,000
Gregory A. Wing	2/17/2012	87,500	175,000	350,000	245,000	490,000	735,000	45,238	608,903
John R. Stark (3)	2/17/2012	96,250	192,500	385,000	288,750	577,500	866,250	39,311	529,126
Terrell I. Ackerman	2/17/2012	60,000	120,000	240,000	150,000	300,000	450,000	26,927	362,437
Kevin G. Shiell	2/17/2012	59,000	118,000	236,000	147,500	295,000	442,500	23,011	309,728

(1)	Reflects the range of possible payouts under the Short-Term Incentive Program to each NEO.
(2)	Represents the range of potential value of “performance restricted stock units” to be earned under the terms of the Long-Term Incentive Compensation Program by each NEO based upon performance in 2012, as discussed more fully in the “Compensation Discussion and Analysis.” The values represented in these columns reflect values communicated to participants in early 2012 as part of the Company’s incentive award plan. In respect of 2012 performance, 214,921, 48,959, 29,975 and 29,475 “performance restricted stock units” with grant date values of $3,075,520, $700,603, $428,942 and $421,787 were granted to Francis R. McAllister, Gregory A. Wing, Terrell I. Ackerman and Kevin G. Shiell, respectively, on February 8, 2013, subject to the terms of the 2012 Equity Incentive Plan, and will vest in thirds on each of the first three anniversaries of the date of grant, provided that the NEO remains employed through the vesting date. The grant date fair value of the grants of restricted stock units in respect of these awards will be reported in the Summary Compensation Table for 2013.
(3)	John R. Stark retired from the Company on September 4, 2012.
(4)	Represents performance restricted stock units granted on February 17, 2012 under the terms of our long-term incentive compensation plan in respect of each NEO’s performance in 2011 and which will vest in thirds on each of the first three anniversaries of the date of grant, provided that the NEO remains employed through the vesting date. For Francis R. McAllister, the number of performance restricted stock units set forth in the table above reflects the rescission of a portion of Mr. McAllister’s 2012 restricted stock unit award, as described above.
(5)	Represents the grant date fair value of performance restricted stock units granted in respect of each NEO’s performance in 2011, computed in accordance with FASB ASC Topic 718.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information with respect to the NEOs concerning the number and value of unexercised options and unvested performance restricted stock units held as of December 31, 2012.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) (#)
Francis R. McAllister (3)	—	—	—	N/A	250,000	3,195,000
					71,493	913,681
					53,176	679,589
					250,000	3,195,000
Gregory A. Wing	30,000	—	$14.36	3/22/2014
					54,870	701,239
					12,154	155,328
					8,648	110,521
					45,238	578,142
John R. Stark (4)	—	—	—	N/A	64,874	829,090
					14,299	182,741
					10,216	130,560
					39,311	502,395
Terrell I. Ackerman	—	—	—	N/A	32,941	420,986
					5,541	70,814
					5,216	66,660
					26,927	344,127
Kevin G. Shiell	—	—	—	N/A	1,390	17,764
					5,005	63,964
					4,806	61,421
					23,011	294,081

(1)	Amounts include performance restricted stock units in the amounts of 250,000 for Francis R. McAllister; 54,870 for Gregory A. Wing; and 32,941 for Terrell I. Ackerman vesting on February 18, 2013; and 71,493 for Francis R. McAllister; 12,154 for Gregory A. Wing; 5,541 for Terrell I. Ackerman; and 5,005 for Kevin G. Shiell vesting on January 14, 2013 and 2014; and 53,176 for Francis R. McAllister; 8,648 for Gregory A. Wing; 5,216 for Terrell I. Ackerman; and 4,806 for Kevin G. Shiell vesting on March 1, 2013 and 2014; and 250,000 for Francis R. McAllister; 45,238 for Gregory A. Wing; 26,927 for Terrell I. Ackerman; and 23,011 for Kevin G. Shiell vesting in thirds (except as described above for Mr. McAllister) on March 1, 2013, 2014 and 2015; 1,390 for Kevin G. Shiell vesting on February 12, 2013. Amounts also include performance restricted stock units in the amount of 128,700 for John R. Stark who retired on September 4, 2012. These shares will be delivered to Mr. Stark on March 4, 2013.
(2)	Fair Value is based on the December 31, 2012 closing price of $12.78.
(3)	The entries for Francis R. McAllister reflect the rescission of the certain portions of Mr. McAllister’s 2010 and 2012 restricted stock unit awards, as described above.
(4)	John R. Stark retired from the Company on September 4, 2012.

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If you have previously voted and do not wish to change your vote, you do not need to take any further action. A duplicate copy of the Company’s WHITE proxy card is enclosed herewith for your convenience.